SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2010
LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Today Levi Strauss & Co. (the “Company”) announced certain organizational changes affecting its named executive officers. A copy of the press release announcing these changes is attached as Exhibit 99.1 hereto.
Robert L. Hanson was appointed Executive Vice President and President, Global Levi’s®. James Calhoun was appointed Executive Vice President and President, Global Dockers®. Aaron Beng-Keong Boey was appointed Executive Vice President and President, Global Denizen™.
Mr. Hanson, 47, was previously Senior Vice President and President, Levi Strauss Americas and had been president of the North America business since 2006. Previously, Mr. Hanson was President and Commercial General Manager of the U.S. Levi’s® brand and U.S. Supply Chain Services since 2005, and President and General Manager of the U.S. Levi’s® brand starting in 2001. Mr. Hanson was President of the Levi’s® brand in Europe from 1998 to 2000. He began his career with the Company in 1988, holding executive-level advertising, marketing and business development positions in both the Levi’s® and Dockers® brands in the United States before taking his first position in Europe.
Mr. Hanson will receive an annual base salary of $825,000. Mr. Hanson is eligible to participate in the Company’s Annual Incentive Program at a target participation rate of 85% of his base salary. Mr. Hanson will participate in the Company’s 2006 Equity Incentive Plan and is eligible to receive 1.5 times the standard grant of Stock Appreciation Rights (“SAR”) units awarded to eligible executives in 2011, pending approval by the Board of Directors.
Mr. Hanson will receive healthcare, life insurance and long-term savings program benefits, as well as benefits under the Company’s various executive perquisite programs, including a cash allowance of $15,000 per year.
Mr. Hanson’s employment is at-will and may be terminated by the Company or by Mr. Hanson at any time.
There is no understanding or arrangement between Mr. Hanson and any other person or persons with respect to his employment as the Executive Vice President and President, Global Levi’s® and there are no family relationships between Mr. Hanson and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Hanson or any member of his immediate family had, or will have, a direct or indirect material interest.
Jim Calhoun, 43, was previously President and Commercial General Manager, Dockers® brand, a position he held since joining the Company in December 2008. Prior to joining the Company, Mr. Calhoun was with the Walt Disney Company since 2001, most recently as Executive Vice President and General Manager of Disney Consumer Products for North America and Latin America where he oversaw regional brand management, franchisee planning, and sales and marketing across licensed product categories, including Apparel, Accessories, and Footwear.
Mr. Calhoun will receive an annual base salary of $575,000. Mr. Calhoun is eligible to participate in the Company’s Annual Incentive Program at a target participation rate of 65% of his base salary. Mr. Calhoun will participate in the Company’s 2006 Equity Incentive Plan and is eligible to receive 1.5 times the standard grant of SAR units awarded to eligible executives in 2011, pending approval by the Board of Directors.

Mr. Calhoun will receive healthcare, life insurance and long-term savings program benefits, as well as benefits under the Company’s various executive perquisite programs, including a cash allowance of $15,000 per year.
Mr. Calhoun’s employment is at-will and may be terminated by the Company or by Mr. Calhoun at any time.
There is no understanding or arrangement between Mr. Calhoun and any other person or persons with respect to his employment as the Executive Vice President and President, Global Dockers® and there are no family relationships between Mr. Calhoun and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Calhoun or any member of his immediate family had, or will have, a direct or indirect material interest.
Aaron Boey, 49, was previously Senior Vice President and President, Levi Strauss Asia Pacific, a position he assumed in February 2009 after serving as interim president starting in October 2008. Previously, Mr. Boey was Regional Managing Director in the Company’s Asia Pacific business from 2005. Mr. Boey was Regional Managing Director for Jacuzzi, Inc. from 2003 until he joined the Company.
Mr. Boey, who is paid in Singapore dollars, will receive an annual base salary of $814,000 SGD, or a U.S. dollar equivalent of $600,960 using an exchange rate of 1.3545 as of August 31, 2010. Mr. Boey also is eligible to participate in the Company’s Annual Incentive Program at a target participation rate of 70% of his base salary.
Mr. Boey will participate in the Company’s 2006 Equity Incentive Plan and is eligible to receive 1.5 times the standard grant of SAR units awarded to eligible executives in 2011, pending approval by the Board of Directors.
Mr. Boey will receive healthcare, life insurance and long-term savings program benefits, as well as benefits under the Company’s various executive perquisite programs.
Mr. Boey’s employment is at-will and may be terminated by the Company or by Mr. Boey at any time.
There is no understanding or arrangement between Mr. Boey and any other person or persons with respect to his employment as the Executive Vice President, and President, Global Denizen™ and there are no family relationships between Mr. Boey and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Mr. Boey or any member of his immediate family had, or will have, a direct or indirect material interest.
All of the above SAR grants will be made under standard SAR terms and conditions. SAR units are granted with an exercise price equal to the fair market value of the covered shares on the date of grant as determined by the Board. 25% of each SAR grant vests 12 months from the date of grant with the remaining 75% balance vesting on the first day of each month at a rate of 75%/36 months (2.08% per month), subject to continued service. Upon exercise of the SAR, the Company will deliver to the recipient shares with a value equal to the product of the excess of the per share fair market value of the Company’s common stock on the exercise date over the exercise price, multiplied by the number of shares of common stock with respect to which the SAR is exercised. The Company will not receive any proceeds either from the issuance of the SAR or upon its exercise.
As part of the organizational announcements set forth above, the positions of President, Levi Strauss Europe; President, Levi Strauss Americas; and President, Levi Strauss Asia Pacific are being eliminated from the Company’s executive officer positions effective September 30, 2010. Armin Broger, previously Senior Vice President and President, Levi Strauss Europe, will depart from the Company on November 28, 2010. In connection with his departure, Mr. Broger will receive amounts substantially similar to those disclosed in his employment contract previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on April 10, 2007. A copy of the letter setting forth these terms is attached hereto as Exhibit 10.1.

ITEM 9.01. Financial Statements and Exhibits.
(d)   Exhibits.

10.1	Letter Agreement with Armin Broger, dated September 21, 2010.

99.1	Press release, dated September 23, 2010, announcing certain organizational changes of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 23, 2010	LEVI STRAUSS & CO.
	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement with Armin Broger, dated September 21, 2010.
99.1	Press release, dated September 23, 2010, announcing certain organizational changes of the Company.